                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY
                                       OF
                             CNT OFFICER OR DIRECTOR


         KNOW BY ALL PERSONS PRESENT, that I, the undersigned director or officer of Computer Network Technology Corporation, a Minnesota corporation (the "Corporation"), which may file from time to time with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933, registration statements ("Registration Statements") on
(a) Form S-3, or pursuant to Rule 462, or other appropriate Form, for the Corporation's common stock and related preferred share purchase rights issued in payment of the earn-out under the Agreement to purchase the outstanding capital stock of Business Impact Technology Solutions Limited, (b) Form S-8, or other appropriate Form, or pursuant to Rule 462, for options or common stock of the Corporation and related preferred stock purchase right issued pursuant to the Corporation's 2002 Stock Award Plan, 1999 Non-Qualified Stock Award Plan,1992 Employee Stock Purchase Plan or the Inrange Technologies Corporation 2000 Stock Compensation Plan, or (c) amendments to Registration Statements previously filed by the Corporation, hereby constitute and appoint Thomas G. Hudson, Gregory T. Barnum, and Jeffrey A. Bertelsen, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 2nd day of May 2003.


                                             /s/ Patrick W. Gross
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